REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 21, 2023 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Mohit Gupta Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP, COO & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Alexandra Ann Straton Morgan Stanley, Research Division - Research Associate Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kelly Crago Citigroup Inc., Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD & Senior Analyst Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst P R E S E N T A T I O N Operator Good day, ladies and gentlemen, and welcome to the Abercrombie & Fitch Third Quarter Fiscal Year 2023 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I would now like to turn the call over to Mo Gupta. Please go ahead. Mohit Gupta - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our third quarter 2023 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer and Chief Operating Officer. Earlier this morning, we issued our third quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that we will make certain forward-looking statements on the call. These statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. These factors and uncertainties are discussed in our reports and filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures today during the call. Additional details and reconciliations of GAAP to adjusted non-GAAP financial measures are included in the release and investor presentation issued earlier this morning. Finally, references to Abercrombie brands includes Abercrombie & Fitch and Abercrombie Kids and references to Hollister brands include Hollister, Gilly Hicks and Social Tourist. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Mo. Good morning and thank you all for joining us. We are excited to report outstanding third quarter results, which is a testament to our global team delivering on our goal of aligning product, voice and experience to our customers' needs at each brand. We continue to build on the 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

momentum from Q2, with sequential acceleration in both sales growth and profitability. On the top line, growth trends were strong throughout the third quarter, driving sales results above our expectations. For the quarter, net sales increased 20% with growth across all regions, brands and direct selling channels, including both stores and digital. We also exceeded expectations on the bottom line with a 13.1% operating margin, driven by 570 basis points of gross profit rate expansion and operating expense leverage on higher sales. The 13.1% operating margin was an expansion of over 1,100 basis points compared to third quarter 2022. For the year-to-date period, net sales were up 13% to last year with an operating margin of 9.3% over 900 basis points better than 2022 through the third quarter. These results show the powerful response from our customers as we continue to execute on our playbook. I am so impressed with what our team has delivered, pushing boundaries and challenging ourselves to grow, while staying close to our customers and remaining agile. As we enter the fourth quarter, we are poised to continue this momentum with our brands and regions strategically positioned to win. As such, we are raising our sales and operating margin expectations for 2023, capping off a significant year of improved growth and profitability for the company. I'm proud to share it was a strong quarter across our brand portfolio and the time we've spent reinvigorating Hollister brands is resonating with our customer. With a refreshed brand aesthetic and evolved assortment, Hollister brands achieved 11% growth for the third quarter, showing nice progress as we comp a disappointing 2022 back-to-school season and what remains a dynamic teen apparel environment. Hollister delivered growth in all regions showing balance as we further localize our assortment and experience. We continue to prioritize driving a healthier business in Q3 improving the gross profit and lower rate -- on a lower freight costs and higher AUR from lower promotions, consistent with the first half of the year. As we enter the peak holiday season, our inventory is in a significantly better place compared to last year, giving us the opportunity to be strategic with promotions. Turning to product wins. The Hollister women's business continue to lead the way for the brand growing nicely and showing balance as tops, bottoms and dresses all helped drive sales improvement to last year. As we discussed last quarter, we entered back-to-school with purposeful distortions to dresses, non-denim bottoms and select top categories all of which did well for the balance of the quarter. Importantly, we have used these learnings to chase into winners for the holiday season. The overall men's trend was similar to the second quarter with solid performance in non-denim bottoms, fleece and sweaters all of which were areas of focus for newness as we rebuilt the assortment. This holiday season, as teen customers head to the mall, we'll be ready to meet them with an evolved assortment. We expect to complement the in-store business with increased digital marketing, particularly on social channels, where our teens are spending the abundance of their time. Although it's early, we're pleased with Hollister's brands throughout to the fourth quarter. And we remain on the path to deliver growth for 2023, a key point of progress for the brand. Moving to Abercrombie brands. Wow, the team delivered their 11th consecutive quarter of sales growth with an impressive 30% sales increase year-over-year. We continue to find new ways to win with our target audience, resulting in great balance and consistency in addition to growth acceleration. Similar to Q2, we saw growth in units, AUR, genders, regions in both stores and digital direct channels. On the assortment, both men's and women's posted double-digit sales growth in the quarter. Looking at women's Q3 marks the 13th consecutive quarter of double-digit sales growth. I've been impressed with how our teams have continued to build on strong franchises across tops, bottoms and dresses. For men's, Q3 marked our fifth consecutive quarter of growth, an important milestones we strongly comped the beginning of our growth path in Q3 2022. Following our successful playbook for women's, we are building into franchises in the Essential Fleece and knits while driving newness across jeans and pants. I'm excited about our cold weather assortments in both genders across sweaters, fleece and outerwear as we approach holiday. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Abercrombie continues to find compelling ways to connect with customers through unique collaborations and brand experiences. For example, our recent collections with Influencer Kathleen Post and Harlems Fashion Row Designer Nicole Benefield have driven engagement with new and current customers particularly on social media and our digital shopping platforms. On the in-person experience, we continue to see traction in our neighborhood stores, and we were thrilled to open 4 additional locations in the quarter, including SoHo in New York, Brickell Street in Miami, King Street in Charleston and Harbor East in Baltimore. We have and will continue to use our digital in-store experiences in concert to drive a seamless customer experience. Looking forward to the fourth quarter, Abercrombie brands has had a great start to November, continuing at historic 2023, and we're confident our customers will love what we have for them this holiday season. Moving to regional performance. As we discussed last quarter, we are seeing positive results from our evolved regional operating model, which provides better support for our local teams and a greatly improved customer experience. Each region delivered growth in the quarter also building on second quarter sales increases. On a comparable sales basis, the Americas grew 16% in Q3. EMEA grew 15% and APAC grew 32%. On the localization efforts our EMEA and APAC teams have made key updates to our assortments, pricing and forced cadence as we have moved through 2023, contributing to our sales performance in those regions. In EMEA, our teams also localized marketing content and prioritized spend in our 2 largest markets, the U.K. and Germany, where we are seeing outsized positive results compared to the rest of Europe. We've seen similar progress from our APAC team as well. As you know, Singles Day is an important retail holiday for us in the region, and the team tailored promotions and product positioning, leading to a nice increase in sales this year. There is more work ahead, but our improved trends give me the confidence that we are focused on the right aspects of the customer experience and that we can continue to recoup lost volume over the past few years following the COVID pandemic. Before I turn it over to Scott, I want to share a few additional thoughts on the upcoming holiday period. Fourth quarter is off to an encouraging start, and we're ready and focus to compete with the large volume still ahead of us. Our teams have worked hard to align our product and promotional messaging to set us up for a successful holiday across brands. With strong brand positioning and holiday product strategies in place for each brand, we are accelerating our marketing investment in the fourth quarter to capitalize on heavier traffic and drive customer acquisition and retention. While the macro environment remains challenging and uncertain, we have proven that we can deliver growth across brands and regions, if we stay focus on our customer and execute our playbook. I'm so proud of what our teams have achieved so far, and we expect to finish 2023 showing the strength of our customer relationships in addition to sales growth and profitability. I'd like to thank all global associates for making this happen through their unrelenting customer focus and unwavering commitment to our always forward plan. We all look forward to continuing our momentum in the important holiday period and sharing our full year accomplishments with you soon. With that, I'll hand it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Thanks, Fran. I'll start with adding my thanks and congrats to our global teams for delivering a strong third quarter. We drove net sales, gross profit rate and operating margin above our expectations, while continuing to manage inventory tightly. For the quarter, total net sales of $1.056 billion were up 20% to last year with growth across brands and regions. Comparable sales for the quarter were up 16% with both stores and digital contributing. The 400 basis point spread between comps and total sales was primarily driven by net new store activity. As a whole, our new stores have exceeded our expectations and are expected to deliver productivity per square foot at a rate more than double the stores we closed last year and will close this year. On a regional basis, our growth was more balanced in the quarter compared to recent past. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Better balance was driven by an acceleration outside the Americas. By region, net sales grew 22% in the Americas, 14% in EMEA and 13% in APAC. On a comp basis, sales grew 16% in the Americas, 15% in EMEA and 32% in APAC. In our EMEA and APAC regions, we have seen a good response to localization efforts made this year, including product and inventory distortions, pricing adjustments and timing of product drops. On a brand basis, Abercrombie brands delivered another great quarter of growth at 30%, while Hollister brands grew 11%. On a comp basis, Abercrombie grew 26% and Hollister grew 7%. Similar to the second quarter, Abercrombie brand's growth was consistent across genders, while the women's business drove the growth in Hollister brands. Moving on to gross profit. The gross profit rate for the quarter was 64.9%, up nicely compared to 59.2% in 2022. The 570 basis point rate improvement was driven by a few key factors. We saw approximately 250 basis points contribution from AUR growth driven by higher mix of Abercrombie business to the total and lower promotional activity enabled by lower inventory levels compared to the last year. Next, we saw a freight benefit of approximately 200 basis points. And we saw a benefit of approximately 200 basis points from the lower levels of inventory write-downs compared to last year. These benefits were offset by higher raw material costs of approximately 80 basis points. We expect slight raw material cost pressure in the fourth quarter of 2023, flipping to a benefit beginning in 2024. Touching on the supply chain, we continue to see freight costs shipping times and performance at good levels. Inventory was down 20% to last year at the end of the quarter, and we continue to chase across brands. As we look to year-end, we expect inventories to be down to last year. Our teams have done an amazing job building agility into our inventory decisions, and we are excited to see our customers respond to our holiday assortments. Taking a look at expenses. Total operating expense, excluding other operating income, was $546 million compared to adjusted operating expense of $501 million last year. We had no exclusions this year and excluded $4 million of pretax asset impairment charges last year. Year-over-year increase was driven by inflation, investments in digital and technology, higher incentive-based compensation and marketing. Marketing dollars were higher than last year, but were steady as a percent of sales. Strong sales growth, we expect -- we delivered nice expense leverage in the quarter with operating expenses representing 51.7% of sales this year compared to 57.3% last year. Operating income was $138 million or 13.1% of sales compared to adjusted operating income of $21 million last year. Operating income exceeded our expectation, driven primarily by the strong flow-through of better-than-expected sales. Net income per diluted share was $1.83 compared to an adjusted net income per share of $0.01 last year. With strong earnings and inventory management in the quarter, we continue to strengthen the balance sheet. We ended the quarter with cash of $649 million and liquidity of approximately $1 billion. During the quarter, we drove $134 million of operating cash flow. We repurchased $50 million of senior secured notes at par value for a total of $51 million and ended the quarter with $250 million of senior secured notes outstanding. Consistent with the past few years, we will continue to focus on debt and share repurchases as our primary means to put excess cash to work pending business performance, share price and our ability to increase investments in the business. For the first 9 months of 2023, we had operating cash flow of approximately $350 million and capital expenditures of approximately $129 million. We ended the third quarter with 765 stores. Shifting to our thoughts for the rest of 2023. As mentioned, we have had an encouraging start to the quarter, and we are excited about the opportunity ahead and as the majority of the volume is yet to come. For the fourth quarter of 2023, we expect net sales to be up in low double digits compared to fiscal fourth quarter 2022 level of $1.2 billion. As a reminder, we have the 53rd reporting week this year, which we expect will add $45 million or 375 basis points of contribution to sales growth this quarter. We are assuming growth across regions and brands. And we expect a minimal impact from foreign currency. For operating margin, we expect to be in the range of 12% to 14% compared to an adjusted operating margin of 7.7% last year, with the increase driven primarily by a higher gross profit rate on lower freight costs and higher AURs. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

For operating expense, we expect to see similar themes as we saw in Q3 with higher technology and incentive compensation expense as well as increased marketing. For tax, we expect an effective rate of around 30%. Embedding the fourth quarter outlook in the full year, our updated full year outlook is for net sales growth of 12% to 14% from the '22 level of approximately $3.7 billion. This is up to our previous outlook of growth of around 10% due to outperformance in the third quarter and our expectations for the fourth quarter. For stores, we now expect approximately 35 new stores, 20 combined remodels and right sizes and 35 closures. For operating margin, we expect to be around 10% for the year, up from our previous outlook in the range of 8% to 9%. We continue to expect a net benefit from freight and raw materials of approximately 250 basis points for the full year. We expect an effective tax rate in the low-30s compared to our previous expectation of low- to mid-30s due to higher expected profitability levels and we continue to expect CapEx of approximately $160 million. To finish up, we are pleased with the continued progress across regions and brands, giving us confidence that our playbook is working. While we are laser-focused on delivering a great holiday, we are confident in our path forward and are making progress on long-term strategic investments that will better enable speed, agility and a seamless omnichannel customer experience as part of our always forward plan. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question coming from the line of Dana Telsey with Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer Congratulations on the very nice results. Nice to see the improvement in Hollister. And when you unpack the comps, men's, women's, what did you see in terms of performing any categories to note. How is the difference between online and physical stores and how you're thinking about promotions? How were they in the third quarter and plans for the fourth? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Dana. Good morning. So specifically to Hollister. I mean it was really exciting to see our second quarter of consecutive growth, up [11] led by women's again. So just like our -- we saw it happen in Abercrombie, Women's led the way there, too, and girls is leading the way for Hollister. What specifically worked for us, non-denim bottoms that we've had an expansion in our bottoms category. They still love denim, but a lot of opportunities to a lot of other non-denim bottoms, which are happening actually in both the guys and the girls business. Categories to note, lots of exciting things, a very balanced assortment. Our inventories are very clean. I'm excited that we can enter the fourth quarter with really fresh inventories and promotions. As you know, the fourth quarter is certainly always the most promotional quarter of the year. We're prepared to compete, but it is based on our own internal selling. What's working, what's not working. We work with the teams very closely during the fourth quarter to make sure that we're agile and focusing those promotions specifically. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes. Picking up the online versus stores, good balance across the total company for the quarter. We think about Hollister, a little tilted towards the store business in the quarter, which is great to see. We've opened some new stores throughout the year have done some remodels and right sizes, and good to see that store traffic coming back. And that's really on a global scale, which is very, very exciting. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer Just one last item. Given that you're hitting a 10% operating margin this year, is the 13% to 15% in the purview in the future? Or how do you think of the framework? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Thanks, Dana. Yes. Very, very exciting to put a 10% outlook out there for the year. We started the year at 4% to 5%, and as the business has improved throughout the year, we're looking out there at 10% now. We're not going to talk about 2024 today. We are very focused on delivering an amazing holiday, but super exciting to be putting a number out there at 10% that we talked about last year in 2022, that 8% to 10% longer term. Excited to get here quickly. Operator And our next question coming from the line of Corey Tarlowe with Jefferies. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Great. So Fran, as it relates to the really impressive growth that you've seen at Abercrombie in the quarter. What are some things that surprised you as you think about the upside that was driven versus your original plan? And what were some items that really resonated with customers this quarter across products and geographies that really worked for you and that you see working into the fourth quarter and the upcoming holiday season? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So, hi, Corey. So what's super exciting to have just finished our 11th consecutive quarter of growth for Abercrombie brands is just such a big win for the company. Super excited and proud of the team of what they've been able to accomplish. What's really terrific about that is it's balanced growth. We saw balance across actually brand, the brand, the genders, the regions, the channels, I could keep going. So to have accomplished that was really, really terrific. We have a playbook that we are focused on delivering that product, voice and experience. It's aligning really well for our consumer. And most excitingly, we built this business to run with speed and agility, and that's what the team is doing this year, and they've really been able to test and react and learn about our assortment. I'm excited for the fourth quarter. We've got a lot of known product in there that the consumer is already loving. And lastly, as you know, we've really expanded the addressable market for Abercrombie. And so we're seeing the opportunity to have that customer from 20 to 40 shop with us as well as these expanded categories. So lots of exciting things happening. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Great. And then, Scott, on the gross margin that you saw in the quarter, close to 65%. That's the highest we've seen in quite a while. So quite impressive as well. As you think about the drivers of that and as we look ahead, just qualitatively, is there any way to think about within that construct, what is perhaps sustainable going forward and what may come out just to get a sense for the puts and takes of the gross margin as we look ahead? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes, great question. And this is something we've talked about a lot over the last couple of years really is the sustainability of the AUR. And what we always say is if we have great products and lean inventory, you have a great chance of delivering strong AURs. And that's really what we've done. Last year, we had a little step back with the Hollister inventory as that business fell off pretty abruptly in Q2. But we've gotten through that, and each of the brands is in Chase. So what you're seeing this year is now that freight is coming back in and normalizing, cotton getting kind of getting to the end of the headwind and really strong AURs and a really great Abercrombie business that Fran just explained. So we want this margin to be sustainable. We're working hard at that. And the pieces that we can control will be the inventory levels and great product, and we feel confident in that. Operator And our next question coming from the line of Matthew Boss with JPMorgan. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD & Senior Analyst And congrats on another nice quarter. So Fran, at the Abercrombie brand, if we take a step back, could you speak to product versus pricing? Meaning, how have you repositioned the assortment and maintain competitive pricing? And then what elements of this turnaround are you applying to the Hollister brand today? And then, Scott, with inventories down 20% exiting the quarter, could you just speak to the ability to chase into continued demand momentum in holiday? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So ANF, it's really exciting. So as you watch the evolution with us of the brand, we've gone really from it, a jeans and t-shirt brand to a lifestyle brand. And that has afforded us the opportunity to expand both our age demographic as well as the categories that we are offering. The journey reaching our 11th consecutive quarter of growth is probably less based on reduced promotions for A&F because we've made a lot of progress over the years, and there's a lot of mix happening. And the consumer is responding to categories like outerwear and dresses. And we're seeing her respond based on obviously value and the fashion that we put out there for the price point. So as I'd like to say, products plus voice plus experience actually equals AUR and what the consumer is willing to play and pay for their goods. How do we apply that to Hollister? We work on playbooks here. So we had a playbook for A&F. We started with women's. We then went to men's, same thing in Hollister. We're seeing nice progress in girls. Now we're working on the guy's business. And we'll continue to roll that playbook out now geographically, right? We're rolling into international and seeing success across all of our regions as well. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO On the inventory side, our ability to chase, we've been doing it all year. We started the year with a sales outlook kind of low single digits, 1% to 3%, and now we're talking about 12% to 14% for the year, and we've been able to chase into that inventory as we've come throughout the year. Huge thanks to our teams, planning merchandising sourcing. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

It's hard to run the business this way and we put up a lot of process, and it takes a lot of hard work. But the teams have just chased into millions and millions of units this year. And so, if there's upside to be had here in Q4, we'll go get it. We'll turn our inventory faster. We'll bring in the next and so I'm confident in that ability. Operator Our next question coming from the line of Marni Shapiro with The Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder And if I forget, best of luck this holiday weekend. Can you talk a little bit just about 2 quick things. How are you thinking about store growth for next year with the success of these smaller neighborhood stores for Abercrombie? And then could you also just talk a little bit about dipping back into Hollister, really great improvement in the assortment there. I guess, what are the thoughts on the guys side? Has it not been as strong? Or is it just a harder customer to sell to because they're so picky and difficult and so trying to figure out what they want? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Let's start with the first question on store growth. So we, as you know, have been on a journey with our stores for many years now and it's exciting that we've actually been able to open up these neighborhood stores. That is probably not something we could have done years ago, but where the plan is today. We're seeing nice growth in them, I was just actually in New York last week, walking our SoHo and our Flatiron store, and it's so exciting to see this local customer coming in. We're selling -- are coming in. They're continuing to come in. We have an opportunity, as I mentioned going on several of these throughout the U.S. and possibly internationally as time goes on. We haven't declared total stores for 24, but what I can tell you is that we've been a net store opener for the last couple of years with the expectation that, that will continue to be so. Now for Hollister, to be more open and excited about testing and trying new things. So she did turn first for us for Hollister just like she did in A&F and we hope that she would bring -- on we are seeing nice improvement, though, in Hollister guys. I mean the non-denim bottoms have been very strong. Our fleece business, our sweaters business. So we're seeing category improvements, and our expectation is to continue to push at it and continue to see that expect -- continue to see that growth. Marni Shapiro - The Retail Tracker - Co-Founder Great. And would you consider like your personal best store or side-by-side? Or is Gilly Hicks really the vehicle, which you would grow that part of the business? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. So YPB, Your Personal Best our active line for Abercrombie, we're seeing really nice growth in it. We have opened up some, I guess I would call them expenditure -- for example, like in our Fifth Avenue store, we just opened one up down in Aventura. So again, you know us, Marni, we are a test and learn culture. We're going to understand what the appetite is for this product, and we're going to continue to push on it. Operator And our next question coming from the line of Alex Straton from Morgan Stanley. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Alexandra Ann Straton - Morgan Stanley, Research Division - Research Associate Great. So do you view this as a holster inflection? And what processes have you put in place or change to kind of keep the brand from devolving back to where it was before? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes,. It's exciting to see 2 consecutive quarters of growth. We're seeing lots of opportunity within the brand. As you know, we've repositioned it, and we have certainly come out with nice new marketing that the consumer is really responding to. We have a playbook that is working, where we focus on our assortment architecture, our product, our voice, our experience. And our expectation is to stay close to that customer and continue to see growth. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes. And also for Hollister, just like Abercrombie, we've been talking, the inventory is in a great place down nicely to last year and that brand is chasing. So as we're trying new things and have been broadening that assortment globally, we're able to chase into those winners and that's been part of the driver of Hollister, having that plus 8, and then having that plus 11. And so we're excited about going forward with clean inventory. Operator And our next question coming from the line of Mauricio Serna with UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Great. I guess just on the 4Q guidance. Should we assume kind of like the similar growth trend in terms of Abercrombie outperforming Hollister? And then maybe could you elaborate on the inventory decline by brand? Like I just want to understand like which brand has like a higher decline or where we see like a more moderate inventory levels on a brand perspective? And then when thinking about fiscal year '24, I know you're not giving guidance yet, but just thinking about our raw material cost recapture tailwind that you expect or that you have for 2024, maybe you could quantify that. And then just very lastly, could you talk about maybe about growth opportunities across each brand? I mean, I'm particularly interested in Hollister because I remember you had talked about the international business still being well below prepandemic levels. I just want to understand where we stand on that front. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Hi, Mauricio. Good to hear from you. All right. Let's start with the Q4 guidance. So yes, similar trends is what the expectation would be as we've seen throughout the year. A&F outperforming Hollister. We do expect growth across regions. Good to see a nice acceleration in the Europe and APAC regions in Q3 and optimistic we can see continued trends there in Q4. Inventory by brand is where we want it to be. Hollister is down much more than Abercrombie is down, obviously, with the Abercrombie growth trend, where it is. We've been adding inventory to that brand chasing throughout the year, and Hollister is down. We were stuck last year with some of that carry forward inventory and really through year-end last year on the Hollister side, but very clean now and excited about moving forward. On the '24 raw materials, you noted it, we're not going to talk in detail about '24. What we've said throughout the year is holding. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

We'll see a little bit of freight benefit there in Q1 rolling into next year and then raw materials become a tailwind as we get into '24. So we'll talk a lot more about that on the Q4 call. And then the last piece was growth opportunity by brand. Hollister International, yes, we feel like we have an opportunity. COVID was tough for us. We've talked a lot about having a slow recovery coming out of COVID and more recently, it's nice to see that business pick up. It started in Q2. Q3, we're seeing nice traffic back to our stores. We've done a lot of localization efforts this year, pricing, marketing, inventory, and we're seeing that play out. One example is we've been focusing on U.K. and Germany, 2 of our biggest countries in the region, localizing our content, putting more marketing dollars there and we've seen a really nice response on an omnichannel basis. So we have some optimism there outside of the U.S. for the Hollister business going forward. Operator And our next question coming from the line of Paul Lejuez from Citi. Kelly Crago - Citigroup Inc., Research Division - VP This is Kelly on for Paul. Just curious, your 4Q guidance assumes a pretty meaningful deceleration in sales relative to the strengthening on 3Q. So just curious what's driving that. And if you could provide any more color on the 4Q quarterly comp trends? And any color by brand would be helpful. And then I have a follow-up. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Sure. Kelly, it's Scott. I'll take this one. Yes. So Q4 guidance, we're sitting here. We talked about an encouraging start to the quarter. I wouldn't say these 3 weeks don't matter, but they're very small in the grand scheme. The game really starts today and tomorrow into the next 40 days through Christmas. So that's how we're sitting here today. We think this is a reasonable outlook. Happy to be putting up another low double-digit outlook coming into the quarter. Inventory is in a great place, excited about pressing our bets in marketing as we go through the fourth quarter. Our profitability has afforded us the opportunity to do so. So really excited about the opportunity ahead of us. When we think about brands, we're not going to talk about brands for the last few weeks. But just on the last question, expect Hollister or Abercrombie to outperform Hollister in the quarter and growth across brands and regions. Kelly Crago - Citigroup Inc., Research Division - VP Got it. And just 2 quick follow-ups. Just on the strength you're seeing in A&F. Just curious if you could maybe talk more about the new customers you bring to the fold and some of the new categories that the customer is giving you permission to offer. And just what gives you confidence that you can comp the comp at A&F next year? And then just on cash, any thoughts on share repos, given the significant cash you'll likely generate in the fourth quarter? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. I'll take that one. So as I mentioned just a couple of minutes ago, so we have really expanded Abercrombie to be a lifestyle brand, and that has afforded us the opportunity to add many new categories, things that we never were able to sell in the past. Non-denim bottoms is one particular one. I mean our pant business is very strong, both in men's and women's. There's a lot of fashion happening today in that category. And he and she continued to choose that category. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

They can wear that for many different wearing occasions, and that's also a big win for us. So expanding the addressable market as far as who's buying from us, age from late teens early 20s all the way up to 40 plus. We're seeing a very varied customer in our stores, which is super exciting. As far as franchises go, we just talked a little bit about YPB, our Best Dressed Guest business is also very good. Our fleece and licensing business has been very strong. So we continue to learn lots about what the customer is looking for and continue to offer that to them. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO On the cash piece, yes, so great to see the cash flow generation this year, $350 million of operating cash flow through the first 9 months. As the business and profitability has improved inventory is obviously nice and lean. We're seeing that cash flow come in. We did put $50 million to work. We bought in some of those high-yield bonds this quarter, $50 million there. So exciting to put that cash to work. Going forward, it's really the same story we've talked about over the past couple of years. We're going to look at debt and share repurchases, our main ways to put excess cash to work. Operator And our next question coming from the line Janet Kloppenburg with JJK Research Associates, Inc. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congratulations on really exciting results and trends. It's just thrilling to see this come back. Couple of questions, Fran. On Hollister Men, do you look for that momentum to pick up, just as we look out, I'm not talking about any particular time frame, but given what you see in the merchandising execution going forward and the opportunities that you appreciate. And then for Scott, when we think about the AUC opportunity, should we think about that building starting in the fourth quarter and then going through fiscal '24, like each quarter consecutively better as you sell through higher cost goods? I just want to understand about how we should think about that. And for Scott as well, when the freight benefits might start to win. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks. We'll start with Hollister guys. So it's exciting to see the progress in the entire brand, right? The second quarter of total growth and as you know, led by the girls business, which is exactly the same pattern that we saw, when we turned the A&F business. But what's good today though is that our supply chain and our ability to chase is back in the business, and that is really the win for us. So for Hollister guys, we're going category by category. We're testing. We're learning. We're chasing after those opportunities. So we saw progress in non-denim bottoms in fleece and sweaters. Those categories we expect to continue into the fourth quarter, and we're going to go category by category as we head into '24 and continue to put test out there, learn and drive that business. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes. On the AUC piece, Janet, so as we think about -- we'll continue to see freight benefits here in Q4. And like I said, cotton and raw materials, just a little bit of a hurt here and then turning into a tailwind next year. I'm not going to break apart Q or 2024 in a big way, but we talked about freight being kind of a first half Q1 benefit tailwind coming into 2024. And then on the cotton side, we'll talk more about that on the Q4 call. Operator And our next question coming from the line of Dylan Carden with William Blair. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst I just have 2. The first is just kind of trying to get a sense of particularly on the A&F brand, how many remodels repositioning's you feel you have left in the timeframe one might expect that to rollout? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes. On that one, Dylan. We have some opportunities left. And we've actually made a lot of progress on the A&F fleet, and it was really through the closures that we did back in 2020. We closed a bunch of those legacy oversized Abercrombie stores, and we've just come back to those markets with newer, leaner, more modernized stores. So we've made good progress there. So we have some more remodels, left. Yes, we do, but not in a huge way. The path to the future for Abercrombie is really about opening new stores in markets, where we don't have a presence. We've talked about these neighborhood stores and street stores that are a new thing for Abercrombie and we're probably about 8 or 10 in at this point, and there's a nice opportunity heading forward in that regard. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Will those add to the total fleet size and those are incremental accounts like as opposed to (inaudible)? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Those would be incremental. When you think about this year, we're talking about 35 opens and 35 closes. So we'll be kind of net flat. And then we're also doing 20 remodels and rightsizes. So the way I like to look at it is we have 55 new experiences coming to the customer this year, and that's really exciting. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Got it. And Scott, I know you're not going to talk much about this, but to the extent that we're trying to sort of underwrite earnings power of the model, kind of come a long way with as it relates to operating margin. I mean, trying to count the question and kind of getting (inaudible) speak to sort of, I guess, in relation to the 8% longer-term target. How much of this kind of the low double-digit margin that you're seeing now? Can you kind of attribute perhaps to outperformance comp relative to the cost environment? And what do you feel like you're left with sort of more volume growth? I mean anything to kind of help us, asset think about some of the earnings power for... Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO I'll go back to '22, whenever we had our Investor Day, we talked about getting some growth on the top line, a little bit of leverage and then getting some of that cost back in on the gross margin line. And what we've seen is both of those things happen in a bigger way and then we expected back in 2022 this quickly. Really solid sales growth this year, talking in that range of 12% to 14%. And we're going to see great leverage fall through to the bottom line there. And then on the gross margin side, just seeing that freight costs come in pretty quickly and then getting to the end of the tail here in cotton. So it's just the same formula as we go forward. you've seen a really strong flow-through in the business on growth this year. So our goal is going to be the same for next year. We want to grow. We want to see some of that cost come back in -- and that's what we're thinking about for 2024. We're in the middle of our budget process right now, and we want to set this business up for long-term growth, sustainable growth. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call

Operator Thank you. And I'm showing no further questions in the queue at this time. I would now like to turn the call back over to Fran Horowitz for any closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, I just want to thank everyone for joining the call today, and we look forward to providing some more updates to you soon. Operator Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2023, Refinitiv. All Rights Reserved. 15785871-2023-11-21T21:48:25.377 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 21, 2023 / 1:30PM, ANF.N - Q3 2023 Abercrombie & Fitch Co Earnings Call